Exhibit 10.4

EMPLOYEE CONFIDENTIALITY
AND INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This EMPLOYEE CONFIDENTIALITY AND INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (the “Agreement”) is made and entered into by and between Sun BioPharma, Inc., a Delaware corporation (together with any subsidiaries of Sun BioPharma, Inc., “Company”), and [NAME] (“Employee”), as of [DATE] (the “Effective Date”). Each of Company and Employee hereinafter may be referred to individually as a “Party” or, collectively, as the “Parties.” In consideration of Employee’s employment with Company, the compensation Employee will earn in connection with such employment, Company providing Employee with access to Confidential Information (as defined below), and other good and valuable consideration, the sufficiency and receipt of which Employee acknowledges, Employee agrees as follows:

1.	Confidential Information

1.1

Confidential Information and Trade Secrets Defined. Employee hereby acknowledges and understands the term “Confidential Information” means any data, information, or material of Company or its owners or its affiliates relating directly or indirectly to Company or its owners or Affiliates: clients and customers or potential clients and customers (collectively “Customer(s)”); competitors; vendors; advertisers; employees; contractors; suppliers; or business partners, that is discovered or developed by, or disclosed to, Employee through Employee’s relationship with Company, that is not generally ascertainable from public information, whether it is expressly identified as “confidential” or “trade secret,” that includes, but is not limited to: financial information; invoices; business plans; business and contract applications; contracts; forms; research; price lists; marketing materials; advertising materials and developments; sales materials and reports; copyrighted materials; Trade Secrets; the particular needs and requirements of Customers; identities of potential Customers; and all accompanying Customer data. Employee hereby acknowledges and understands the term “Trade Secret(s)” includes, but is not limited to, a confidential, proprietary, and/or sensitive: formula; software; methodology; model; architecture; pattern; compilation; program; device; method; technique; or process, that is discovered, developed in whole or part by Employee, or disclosed to Employee, through Employee’s relationship with Company, including any information, data, or material concerning the business of the Company, and all other information related to Company and its owner and Affiliates businesses, that is not generally known and readily ascertainable by proper means by any other person and/or Employee. This includes, but is not limited to, all inventions or discoveries made by Employee and/or Company (or its owners or Affiliates) resulting in whole or part from Employee’s relationship with Company. The term “Trade Secret(s)” also includes, but is not limited to, Customer lists, invoices and reports containing specifically developed information, such as the name, address, phone number, buying history and other traits of Customers, along with any other information that Company derives a competitive advantage from and that Company makes reasonable efforts to maintain as secret. For purposes of this Agreement, “Affiliates” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, or an unincorporated organization, that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Company.

1.2

Use & Restriction. Employee acknowledges that Employee will have access to and be provided with Confidential Information in connection with performing services for Company. Employee expressly recognizes that the efficacy and profitability of Company and its owners and Affiliates is dependent in part upon Employee’s protection of the Confidential Information. Employee may use the Confidential Information solely in connection with performing services for Company and its owners and Affiliates. To ensure the continued confidentiality of the Confidential Information, Employee agrees to hold the Confidential Information in strict confidence. Employee shall not, either during Employee’s relationship with Company, or for such period as such information remains Confidential Information after termination, disclose or use for Employee’s own benefit or for the benefit of any other individual or third party, directly or indirectly, any of the Confidential Information, except as such disclosure or use is expressly authorized by Company in writing. Employee hereby agrees to adhere to the method and form of protection of Confidential Information required by Company, subject to change at Company’s sole discretion. Employee shall not communicate any Confidential Information, even in furtherance of Company’s business, to any individual or third party not privy to the Confidential Information, without express consent by Company and the individual or third party’s agreement to be bound by confidentiality terms that adequately protect Company’s Confidential Information.

1.3

Exceptions. The confidentiality and restriction on the use of Confidential Information under this Agreement shall not apply to Confidential Information to the extent that such Confidential Information: is now, or hereafter becomes, through no breach of this Agreement by Employee, generally known or available to the public; was known to Employee without an obligation to hold it in confidence prior to the time such Confidential Information was disclosed to Employee by Company; is disclosed or used, as applicable, with the prior written consent of Company and in accordance with any limitations or conditions on such disclosure or use that may be imposed in such written consent; or was or is independently developed by Employee without any use of or reference to the Confidential Information. In addition, notwithstanding any other language in this Agreement to the contrary, Employee understands that Employee may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney if such disclosure is made solely for the purpose of reporting or investigating a suspected violation of law or for pursuing an anti-retaliation lawsuit; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and Employee does not disclose the trade secret except pursuant to a court order.

1.4

Required Disclosure. The confidentiality obligations under this Agreement shall not apply to Confidential Information to the extent that such Confidential Information is required to be disclosed pursuant to the order or requirement of a court, administrative agency, or other authority, or otherwise by operation of applicable law. In the event of such order or requirement, Employee, if and to the extent permitted by law, shall give Company written notice thereof and of the Confidential Information to be disclosed as soon as practicable prior to disclosure of such Confidential Information and shall provide such reasonable assistance as Company may reasonably request, at Company’s sole expense, in seeking a protective order or other appropriate relief in order to protect the confidentiality of the Confidential Information.

1.5

Other Nondisclosure Agreements. In the event that Company is subject to the terms of any confidentiality or nondisclosure agreement relating to some or all of the Confidential Information that imposes greater restrictions on the disclosure and/or use of such Confidential Information, then Employee shall comply with such greater restrictions to the extent that Employee is made aware of them in advance and in writing.

1.6

Property of Company. Employee specifically acknowledges and understands that all Confidential Information and all of Company’s and its owners and its Affiliates strategies and files, including, but not limited to, computer data, reports, materials, records, documents, notes, memoranda, and other items, and any originals or copies thereof, related to the business of Company or its owners or its Affiliates, which Employee either is provided, prepares, uses, or simply acquires during the term of this Agreement, are and shall remain the sole and exclusive property of Company and, to the extent applicable, shall not be removed from Company’s premises without the prior consent of Company.

1.7

Return or Destroy Confidential Information. Employee agrees, immediately upon the termination of the relationship between Employee and Company for any reason or upon earlier request by Company to make a diligent search for any and all documents, computer discs, electronic files, software, tapes, computer printouts, or any other material constituting Confidential Information described in this Section 1, and shall: cease using the Confidential Information; promptly return to Company or destroy all Confidential Information and any copies thereof; and certify in writing (if requested in writing by the Company) that Employee has complied with the obligations of this Subsection 1.7.

1.8

Return of Company Property. Employee agrees, immediately upon the termination of the relationship between Employee and Company for any reason or upon earlier request by Company to promptly deliver to Company all Company property not covered by Subsection 1.7.

2.	Intellectual Property

2.1

Prior Inventions. Any intellectual property, including, but not limited to, any ideas, inventions, patents, trademarks, service marks, copyrights, creations, know how, work product, and other developments or improvements, if any, patented or unpatented, that Employee, alone or with others, conceived, created, invented, developed, reduced to practice, or caused to be conceived and or caused to be reduced to practice prior to the earlier of (a) commencement of Employee’s employment with Company or (b) when Employee first provided services to Company, is listed on Schedule I attached hereto (“Prior Inventions”).

2.2

Ownership. Except with respect to Prior Inventions, all right, title, and interest of every kind and nature, whether now known or unknown, in and to any and all intellectual property, including, but not limited to, any ideas, inventions, patents, trademarks, service marks, copyrights, creations, know how, work product, properties and other developments or improvements, patented or unpatented, conceived, created, invented, written, developed, furnished, produced, disclosed, reduced to practice, or caused to be conceived and or caused to be reduced to practice in whole or in part, alone or with others, whether or not during working hours, by Employee during the term of Employee’s employment with Company and for six (6) months thereafter, that are within the scope of Company’s business operations or that relate to any of Company’s work or projects, will, as and between Company and Employee, be and remain the sole and exclusive property of Company for any and all purposes and uses, and Employee hereby assigns, and agrees to assign, all rights thereto to Company. Intellectual property may be in any form including, but not limited to, written, oral, electronic, digital, or other form.

2.2

Work Made for Hire. Any work of Employee for which a copyright could be claimed developed in the course of Employee’s employment with Company will be deemed “work made for hire” under federal copyright law and all ownership rights to such work belong exclusively to Company. To the extent any invention does not qualify as a work for hire under applicable law, and to the extent any invention is subject to copyright, patent, trade secret, or other proprietary right protection, Employee hereby assigns, and agrees to assign, all rights therein to Company.

2.3

Pre-Existing Work. If, in the course of Employee’s relationship with Company, Employee uses, relies upon, provides, or incorporates any Prior Invention or any other intellectual property Employee owns, or in which Employee has an interest, into any idea, invention, patent, trademark, service mark, copyright, creation, know how, work product, and other development or improvement conceived, created, invented, written, developed, furnished, produced, or disclosed in whole or in part, alone or with others, whether or not during working hours, by Employee during the term of Employee’s employment with Company, Employee hereby grants Company, under all of Employee’s intellectual property and proprietary rights, the following worldwide, non-exclusive, perpetual, irrevocable, royalty free, fully paid up rights: (a) to make, use, copy, modify, and create derivative works of such intellectual property; (b) to publicly perform or display, import, broadcast, transmit, distribute, license, offer to sell, and sell, rent, lease or lend copies of the intellectual property, and derivative works of the intellectual property; and (c) to sublicense the rights in this Subsection 2.3 to third parties.

2.4

Required Undertakings. Employee agrees, both while an employee of Company and thereafter, to assist Company and its owners and Affiliates, at Company’s sole expense, in any and all attempts to obtain patents, copyrights, and/or trademarks or other intellectual property protection on any work Employee participated in developing and agrees to execute all documents necessary to obtain such rights in the name of or to transfer such rights to Company. If, because of Employee’s mental or physical incapacity or for any other reason whatsoever, after the Company’s reasonable effort to secure Employee’s signature, Company is unable to secure Employee’s signature to apply for or pursue any patents, copyrights, or other protection for any invention assigned to Company under this Agreement or otherwise, Employee irrevocably designates and appoints Company and its duly authorized officers as Employee’s agent and attorney-in-fact to act for Employee and on Employee’s behalf and stead to file any applications and to do all other lawfully-permitted acts to further the prosecution and issuance of any patents, copyrights, or other protections with the same legal force and effect as if executed by Employee.

2.5

Limited Exclusion. This Section 2 does not apply to any inventions or intellectual property for which no equipment, supplies, facility or Confidential Information of Company was used, and which was developed entirely on Employee’s own time, and (a) which does not relate (i) directly or indirectly to the business of Company or (ii) to Company’s actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by Employee for Company.

3.	Non-disparagement

Subject to Section 5, Employee agrees that during and after Employee’s period of employment with Company Employee will not, publicly or privately, disparage or defame Company or its Affiliates, or any of Company’s or its Affiliates’ employees, officers, governors, members or agents.

4.	Injunctive Relief

In the event of a breach or threatened breach of any covenant in Sections 1, 2, or 3, Employee agrees that Company will be irreparably harmed, that money damages alone cannot adequately compensate Company, and that Company shall be entitled to temporary and injunctive relief as well as all applicable remedies at law or in equity available to Company against Employee including, if the Company is the prevailing party in an action to enforce the terms of this Agreement, reasonable attorneys’ fees and costs incurred in bringing any action against Employee or otherwise enforcing the terms of this Agreement. Employee further agrees that in any such action, Company shall be entitled to relief without posting any bond or security.

5.	No Unlawful Restriction

Employee understands and agrees that nothing in this Agreement or otherwise is intended to or will prevent or interfere with Employee’s ability or right to (a) provide truthful testimony if under subpoena to do so, (b) file any charge with or participate in any investigation or proceeding before the U.S. Equal Employment Opportunity Commission or any other federal, state or local governmental agency, (c) engage in any conduct protected under the National Labor Relations Act, or (d) respond to a subpoena, court order or as otherwise provided by law.

6.	Miscellaneous

6.1	At Will Employment. Employee’s employment with Company is “at will,” which means it may be terminated at any time and for any or no reason, at the option of either Employee or Company.

6.2

Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the Parties, except that the duties and responsibilities of Employee under this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by Employee.

6.3

Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

6.4

Entire Agreement. This Agreement together with the Employment Agreement effective as of [DATE] sets forth the entire agreement of the Parties and supersedes any and all prior agreements and understandings concerning Employee’s employment by Company. This Agreement may be changed only by a written document signed by Employee and an authorized representative of Company.

6.5

Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive and procedural laws of the State of Minnesota without regard to rules governing conflicts of law.

6.6

Jurisdiction. Employee irrevocably and unconditionally (a) agrees that any legal proceeding arising out of this Agreement shall be brought in a court of general jurisdiction in the State of [JURISDICTION], (b) consents to the non-exclusive jurisdiction of such court in any such proceeding, and (c) waives any objection to the laying of venue of any such proceeding in any such court. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers.

6.7

Attorneys’ Fees. In the event of any litigation or other proceeding concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement, the breach hereof or the interpretation hereof, the prevailing party will be entitled to recover from the other party reasonable expenses, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The “prevailing party” means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the party in whose favor a judgment is rendered. Further, in the event of any breach by Employee under this Agreement, Employee shall pay all the expenses and reasonable attorneys’ fees incurred by Company in connection with such breach if the Company is the prevailing party.

6.8

Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts or counterparts delivered by electronic transmission (e.g., .PDF attachment)), each of which shall be an original, but all of which together shall constitute one instrument.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date first above written.

Employee:

[NAME]

The Company:

SUN BIOPHARMA, INC.

By:
[NAME]
[TITLE]

[Signature Page to Employee Confidentiality and Intellectual Property Assignment Agreement]